SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

                         March 27, 2001
                (date of earliest event reported)

           WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
            as Depositor and Master Servicer under a
                 Pooling and Servicing Agreement
                    dated as of March 1, 2001
                  providing for the issuance of

                          $960,617,100

               MORTGAGE PASS-THROUGH CERTIFICATES
                          SERIES 2001-2

           Delaware         333-72879        94-2528990

          (State or other  (Commission       (IRS Employer
          jurisdiction of   File Number)     Identification
          Incorporation)                     Number)

                     75 NORTH FAIRWAY DRIVE
                  VERNON HILLS, ILLINOIS 60061

            (Address of principal executive offices)

       Registrant's telephone number, including area code:

                         (847) 549-6500

Item 1.   Changes in Control of Registrant. Not applicable.

Item 2.   Acquisition or Disposition of Assets. Not applicable.

Item 3.   Bankruptcy or Receivership. Not applicable.

Item 4. Changes in Registrant's Certifying Accountant. Not applicable.

Item 5.   Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Greenwich Capital Markets, Inc. and Credit Suisse First Boston Corporation (the "Underwriters") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 6.   Resignation of Registrant's Directors. Not applicable.

Item 7.   Financial Statements and Exhibits.

The following Exhibit is filed separately, under cover of Form SE
(filed March 26, 2001 under CIK #0000314643) in accordance with
Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.1 Certain Computational Materials prepared by the Underwriters in connection with Washington Mutual Mortgage Securities Corp.
Mortgage Pass-Through Certificates, Series 2001-2.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Washington Mutual Mortgage Securities
Corp. relating to its Mortgage Pass-Through Certificates, Series
2001-2.

Item 8.   Change in Fiscal Year. Not applicable.

Item  9.    Sales of Equity Securities Pursuant to Regulation  S.
Not applicable.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 27, 2001.

                         WASHINGTON MUTUAL MORTGAGE
                         SECURITIES CORP.
                         (Registrant)

                         By: /s/Thomas G. Lehmann
                         -----------------------------------
                         Thomas G. Lehmann
                         Vice President and
                         General Counsel
                         (Authorized Officer)